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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 25, 2004


                            NATIONAL CITY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     1-10074                   34-1111088
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(State or Other Jurisdiction       (Commission File             (IRS Employer
     of Incorporation)                  Number)              Identification No.)


               1900 East Ninth Street, Cleveland, Ohio            44114-3484
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               (Address of Principal Executive Offices)           (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

         National City Corporation reached a definitive agreement with U.S. Bancorp and its lead bank, U.S. Bank N.A., for the sale of the Corporate Trust Bond Administration business, part of the Institutional Asset Management division at National City. The Corporate Trust Bond Administration business manages relationships with small and large municipal and corporate bond issuers, providing advice, guidance, reliability and value in bond administration to address corporate trust needs.

         The sale of the business is a strategic decision that allows National City to use its resources to focus on providing superior services to its clients in the areas of investment management, corporate trust, charitable and endowment services, stock transfer, custody and retirement plan services. As a result of the transaction, U.S. Bank's corporate trust division will acquire approximately 3,800 new client issuances, 291,500 bondholders and $34 billion in assets under administration.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired:  Not applicable

(b) Pro Forma Financial Information:  Not applicable

(c) Exhibits:     99 - News Release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       National City Corporation
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                                             (Registrant)


Dated: May 25, 2004                    By /s/ Carlton E. Langer
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                                       Carlton E. Langer
                                       Senior Vice President and
                                       Assistant General Counsel


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